RINO International Corp. to Host First Quarter 2009 Financial Results
Conference Call at 10:00 a.m. ET on Monday, May 18th 2009

DALIAN, China, May 13th /PRNewswire-Asia-FirstCall/ — RINO International Corp. (OTC Bulletin Board: RINO - News), through its subsidiaries and controlled affiliates in the People's Republic of China (collectively, the "Company" or "RINO"), designs, manufactures, installs and services proprietary and patented wastewater treatment, desulphurization equipment, and high temperature anti- oxidation systems for iron and steel manufacturers in the People's Republic of China ("PRC"), today announced its 2009 Q1 financial results conference call scheduled for 10:00am ET, May 18th, 2009.  To attend the call, please use the dial information below.  When prompted, ask for the “RINO International Call” and/or be prepared to provide the conference ID.

Date:	May 18th, 2009
Time:	10:00am ET
Conference Line Dial-In (U.S.):	1 888-549-7880
International Dial-In:	+ 1 480-629-9867
Conference ID:	4080050
Webcast link:	http://viavid.net/dce.aspx?sid=000064BE

Please dial in at least 10-minutes before the call to ensure timely participation. A playback will be available through May 25th, 2009. To listen, please call 800-406-7325 within the United States or +1 303-590-3030 when calling internationally. Utilize the pass code 4080050 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=000064BE or at ViaVid's website at http://www.viavid.net , where the webcast can be accessed through May 17, 2010.

About RINO International Corporation

RINO International Corporation, through its direct and indirect subsidiaries, including Innomind Group Limited and Dalian Innomind Environment Engineering Co., Ltd., its contractually-controlled affiliate, Dalian RINO Environmental Engineering Science and Technology Co., Ltd. ("Dalian Rino") and Dalian Rino Environment Project Design Co., Ltd., a wholly-owned subsidiary of Dalian Rino, is a leading provider of environmental protection equipment for the iron and steel industry in China. Specifically, RINO designs, manufactures, installs and services proprietary and patented wastewater treatment, flue gas desulphurization equipment, and high temperature anti-oxidation systems, which are all designed to reduce either industrial pollution and/or improve energy utilization. RINO's manufacturing facility maintains the ISO 9001 Quality Management System and ISO 14001 Environment Management System certifications, in addition to receiving numerous government and industry awards.

Additional information about the Company is available at the Company's website: http://www.rinogroup.com

Cautionary Statement Regarding Forward-Looking Information

Certain statement in this press release may contain forward-looking information about the Company. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and statements which may include discussions of strategy, and statements about industry trends future performance, operations and products of each of the entities referred to above. Actual performance results may vary significantly from expectations and projections as a result of various factors, including without limitation and the risks set forth "Risk Factors" contained in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and the Registration Statement on Form SB-2, as amended, filed with the SEC on November 19, 2007.

For more information, please contact:

For the Company:
Amy Qiu
Tel:   +86-411-8766-1233
Email: aqiu@rinogroup.com

Investor Relations:
Matt Hayden
HC International, Inc.
Tel:   +1-561-245-5155
Email: matt.hayden@hcinternational.net